UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 3, 2016

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01       Completion of Acquisition or Disposition of Assets.

In its 10-Q filing for the quarter ended 3/31/14, the Company announced its doubts as to the ability of the Corporation to continue as a going concern, and the unlikeliness of obtaining additional capital except from the primary investors in the corporation. On March 4, 2015, Thermo-Energy Corporation (“TMEN”) entered into an Assignment for the Benefit of Creditors (“Assignment”) pursuant to which TMEN assigned all of its assets to the Hollis Meddings Group (“Meddings”). TMEN recently received a copy of a letter from Meddings to creditors of the Company dated July 29, 2016, a copy of which is attached as Exhibit A hereto, pursuant to which Meddings stated that (a) Meddings reviewed the assets of TMEN and attempted to sell and/or lease the remaining assets to interested parties, (b) Meddings determined that that the outstanding debt held by perfected secured parties was far in exceess of the value of the remaining assets of the Company and (c) Meddings “adbandoned to the perfected secured parties” all assets of the Company and the perfected secured parties “have sole possession of said assets.”

In light of the transfer of the assets of the Company to Meddings and by Meddings to the perfected secured creditors, the Company has no assets or other resources. In Form NT 10-Q filed 8/19/14, the Company disclosed that it did not have the staff required to prepare financial statements or to prepare reports required to be filed under Section 13 or Section 15(d) of the Securities Exchange Commission. All officers of the Company resigned prior to the filing of the Assignment. The Corporation has determined that there is no reasonable prospect of obtaining any further value for its creditors or shareholders, and the directors of the corporation have resigned from the Corporation, effective immediately following the filing of this Report. No director expressed any disagreement with the Company as a cause for his resignation.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Letter of Hollis Meddings Group to Creditors of Thermo-Energy Corporation, Inc. dated July 29, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2016

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Arthur Reynolds
Name:	Arthur Reynolds
Title:	Director

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Exhibit Index

Exhibit No.	Description
99.1	Letter of Hollis Meddings Group to Creditors of Thermo-Energy Corporation, Inc. dated July 29, 2016

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